COEUR REPORTS NET INCOME OF $3.5 MILLION FOR
THIRD QUARTER OF 2005

— KEY HIGHLIGHTS —

•	Net income of $3.5 million, or $0.01 per share
•	Quarterly silver production of 3.8 million oz
•	Quarterly gold production of 39,000 oz
•	$257.5 million of cash, cash equivalents and short-term investments
•	Expected full-year production of approximately 14 million oz silver and 130,000 oz gold
•	Australian transaction nominated for "Deal of the Year"

COEUR D’ALENE, Idaho – November 9, 2005 – Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM), the world’s largest primary silver producer and a growing gold producer, today reported net income of $3.5 million, or $0.01 per share, for the third quarter of 2005, compared to a net loss of $18.1 million, or $0.08 per share, for the year-ago period. Results for the year-ago period included $14.9 million of non-recurring pre-tax expenses.

Revenue for the third quarter of 2005 was $44.1 million, an increase of 41 percent as compared to $31.3 million in the year-ago period.

For the first nine months of 2005, the Company reported a net loss of $0.0 million, or $0.00 per share, compared to a net loss of $25.1 million, or $0.12 per share, for the same period of 2004. Revenues were $120.8 million for the first nine months of 2005, an increase of 38 percent as compared to $87.4 million in the year-ago period.

In commenting on the third-quarter performance relative to the year-ago period, Dennis E. Wheeler, Chairman, President and Chief Executive Officer, said “The Company reported sharply improved financial results in large measure because consolidated cash production costs per ounce declined by 18 percent while shipments and price realizations for both silver and gold increased. In addition, our recent Australian acquisitions began to make a positive contribution during the quarter. Moreover, we have seen encouraging results from our efforts to reduce overhead costs, with third-quarter G&A expenses continuing to decline and representing a 23 percent reduction from those of the first quarter of this year. Also, with the commencement of construction at the Kensington gold mine (in July 2005) and at the San Bartolome silver mine (in late 2004) the Company’s pre-development expenses in the third quarter of 2005 declined to zero as compared to $3.1 million in the year-ago period.”

Wheeler added, “We are starting to see the value accreting to Coeur stockholders from our strategy to significantly increase our low-cost production ounces, reserves, cash flow and resulting earnings.”

Wheeler also noted that the company’s third-quarter acquisition of the silver production and reserves at the Broken Hill mine in Australia has been nominated by the Mining Journal for “deal of year.” The annual award seeks to recognize the transaction that has “most captured the imagination of the financial community.” The $36 million transaction boosted Coeur’s annual silver production by an average of 2.3 million ounces, or approximately 17 percent, and provided 15 million ounces of contained silver reserves. Wheeler said, “With an estimated cash production cost in the range of $2.75 per ounce, the deal represents another step in Coeur’s continuing transformation to a lower-cost asset base.”

The company currently expects full-year silver production to be approximately 14 million ounces at a consolidated cash cost of approximately $4.30 per ounce. The Company currently expects full-year gold production to be approximately 130,000 ounces.

Third-Quarter Operating Highlights Relative to Year-Ago Quarter

•	Cerro Bayo (Chile) – silver and gold production were up 23 percent and 16 percent, respectively, due to higher-grade ore. Silver cash cost declined sharply to $0.37 per ounce due to an increase in the gold by-product credit. The increased by-product credit reflected higher gold production and higher gold prices. Mine revenues also benefited from the increased shipping frequency associated with a new customer.
•	Martha (Argentina) – Silver production was up almost 80 percent due to higher-grade ore. As was the case with Cerro Bayo, silver cash cost per ounce declined due to an increase in the gold by-product credit and increased production.
•	Endeavor – (Australia) Coeur’s share of production from this recently acquired asset was more than 220,000 ounces of silver at a cash cost of $1.95 per ounce.
•	Broken Hill (Australia) – Coeur’s share of production from this asset, which was acquired during the third quarter, was approximately 83,000 ounces at a cash cost of $2.69 per ounce.
•	Rochester (Nevada) – Silver and gold production were up 29 percent and 23 percent, respectively, due to improved solution grades in flow from the leach pad. Silver cash cost per ounce declined largely as a result of the increased volume and the increased benefit of the gold by-product credit.
•	Galena (Idaho) – Silver production was down 41 percent due to lower than expected ore grades and shorter strike lengths in two mining areas. Although such factors periodically affect nearly all deep underground narrow-vein mines, the company is engaged in an ongoing exploration program to identify more productive mining areas at Galena. Low production levels resulted in higher cash costs per ounce.

Third-Quarter Exploration Highlights

The company invested $2.9 million in exploration during the quarter, with activity at all its properties, but most notably at Cerro Bayo and Kensington. At Cerro Bayo exploration discovered a new vein, termed Marcela Sur, situated nearly 1,000 meters west of the Lucero and Javiera veins being mined presently. This new vein is covered by up to 70 meters of barren sediment cover, which poses positive implications for additional blind discoveries across the district. At Kensington (Alaska), underground drilling designed to expand known reserves commenced in earnest in the third quarter. A total of 10,700 feet of core drilling from underground position focused on zones 41 and 35 where initial results have been positive. Follow-up drilling is underway at both sites.

Coeur d’Alene Mines Corporation is the world’s largest primary silver producer and a growing gold producer. The Company has mining interests in Alaska, Argentina, Australia, Bolivia, Chile, Nevada, and Idaho.

Investor Contact
Scott Lamb
Vice President of Investor Relations
208-665-0777

Conference Call Information

Coeur d’Alene Mines Corporation will hold a conference call to discuss the Company’s third quarter 2005 results at 1 p.m. Eastern time on November 9, 2005. To listen live via telephone, call (800) 289-0529 (US and Canada) or (913) 981-5523 (International). The conference call and presentation will also be web cast on the Company’s web site www.coeur.com. A replay of the call will be available through November 14, 2005. The replay dial-in numbers are (888) 203-1112 (US and Canada) and (719) 457-0820 (International) and the access code is 9754740.

Cautionary Statement

Company press releases may contain numerous forward-looking statements within the meaning of securities legislation in the United States and Canada relating to the Company’s silver and gold mining business. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the Company’s control. Operating, exploration and financial data, and other statements in this document are based on information the Company believes reasonable, but involve significant uncertainties as to future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from the Company’s future acquisition of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in the Company’s filings from time to time with the SEC and the Ontario Securities Commission, including, without limitation, the Company’s reports on Form 10-K and Form 10-Q. Actual results and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. The Company disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

Donald J. Birak, Coeur’s Senior Vice President of Exploration, is the qualified person, per Canadian National Instrument 43-101, responsible for the preparation of the scientific and technical information in this document. Mr. Birak has reviewed the available data and procedures and believes the calculation of reserves was conducted in a professional and competent manner.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(In Thousands, except per share data)
REVENUES
Sales of metal	$42,047	$30,211	$115,454	$86,242
Interest and other	2,052	1,056	5,350	1,142

Total revenues	44,099	31,267	120,804	87,384
COSTS AND EXPENSES
Production	27,591	19,014	71,569	52,328
Depreciation and depletion	4,838	4,862	14,372	14,481
Administrative and general	4,233	3,553	14,611	11,194
Exploration	2,887	2,983	9,350	7,003
Pre-development	--	3,117	6,052	8,768
Interest	737	662	1,869	2,257
Litigation settlement	--	--	1,600	--
Other holding costs	79	262	586	1,606
Merger expenses	--	14,894	--	14,894

Total costs and expenses	40,365	49,347	120,009	112,531

INCOME (LOSS) FROM OPERATIONS
BEFORE TAXES	3,734	(18,080)	795	(25,147)
Income tax provision	(281)	--	(813)	--

NET INCOME (LOSS)	3,453	(18,080)	(18)	(25,147)
Other comprehensive income (loss)	134	333	255	(526)

COMPREHENSIVE INCOME (LOSS)	$3,587	$(17,747)	$237	$(25,673)

BASIC AND DILUTED NET INCOME (LOSS)
PER SHARE:
Net income (loss)	$0.01	$(0.08)	$0.00	$(0.12)

Weighted average number of shares of common stock
outstanding
Basic	241,683	213,261	240,572	213,217

Diluted	242,477	213,261	240,572	213,217

COEUR D’ALENE MINES CORPORATION
PRODUCTION STATISTICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
ROCHESTER MINE
Silver ozs.	1,708,950	1,324,127	4,053,531	3,951,428
Gold ozs	21,436	17,432	49,840	44,912
Cash costs per oz./silver	$3.64	$4.23	$5.56	$4.78
Full costs per oz./silver	$5.07	$6.22	$7.49	$6.59
GALENA MINE
Silver ozs.	459,805	785,296	1,729,801	2,647,240
Gold ozs.	60	77	205	267
Cash costs per oz./silver	$8.39	$6.16	$7.60	$5.30
Full costs per oz./silver	$9.47	$6.77	$8.47	$5.84
CERRO BAYO (A)
Silver ozs.	742,825	606,069	2,093,964	1,978,764
Gold ozs.	16,744	14,482	46,711	35,721
Cash costs per oz./silver	$0.37	$1.63	$0.33	$2.31
Full costs per oz./silver	$1.86	$3.70	$1.97	$4.45
MARTHA MINE (A)
Silver ozs.	569,873	317,720	1,555,054	1,216,117
Gold ozs.	726	403	1,933	1,644
Cash costs per oz./silver	$4.24	$5.38	$4.52	$3.79
Full costs per oz./silver	$4.62	$6.34	$4.91	$4.68
ENDEAVOR MINE (B)
Silver ozs.	220,613	--	279,078	--
Cash costs per oz./silver	$1.95	--	$1.94	--
Full costs per oz./silver	$3.19	--	$3.18	--
BROKEN HILL MINE (C)
Silver ozs.	83,010	--	83,010	--
Cash costs per oz./silver	$2.69	--	$2.69	--
Full costs per oz./silver	$4.62	--	$4.62	--
CONSOLIDATED PRODUCTION TOTALS
Silver ozs.	3,785,076	3,033,212	9,794,438	9,793,549
Gold ozs.	38,966	32,394	98,689	82,544
Cash costs per oz./silver	$3.54	$4.33	$4.51	$4.30
Full costs per oz./silver	$4.78	$5.88	$5.92	$5.72
CONSOLIDATED SALES TOTALS
Silver ozs. sold	3,614,629	2,810,653	10,454,763	9,405,311
Gold ozs. sold	38,303	26,406	107,516	74,268
Realized price per silver oz.	$7.26	$6.74	$7.12	$6.67
Realized price per gold oz.	$452	$406	$436	$399

(A)	Beginning in the first quarter of 2005, the Company segregated operating statistics to conform to current year presentation.
(B)	On May 23, 2005, the Company acquired all of the silver production and reserves contained at the Endeavor mine in Australia, which is owned and operated by CBH Resources Ltd. (“CBH”), for $38.5 million. Production totals represent Coeur’s share of the silver production in the three and nine months ended September 30, 2005.
(C)	On September 8, 2005, the Company acquired all of the silver production and reserves, up to 17.2 million payable ounces, contained at the Broken Hill mine in Australia which is owned and operated by Perilya Broken Hill Ltd. (“PBH”) for $36.0 million. Coeur’s share of the silver from September 8, 2005 to September 30, 2005 was 83,010 ounces at a cash cost of $2.69 per ounce, representing Coeur’s agreed upon operating cost contribution including smelting and refining charges.

        Note: “Cash Costs per Ounce” are calculated by dividing the cash costs computed for each of the Company’s mining properties for a specified period by the amount of gold ounces or silver ounces produced by that property during that same period. Management uses cash costs per ounce produced as a key indicator of the profitability of each of its mining properties. Gold and silver are sold and priced in the world financial markets on a US dollar per ounce basis. By calculating the cash costs from each of the Company’s mines on the same unit basis, management can easily determine the gross margin that each ounce of gold and silver produced is generating.

        “Cash Costs” are costs directly related to the physical activities of producing silver and gold and include mining, processing and other plant costs, deferred mining adjustments, third-party refining and smelting costs, marketing expense, on-site general and administrative costs, royalties, in-mine drilling expenditures that are related to production and other direct costs. Sales of by-product metals (primarily gold and copper) are deducted from the above in computing cash costs. Cash costs exclude depreciation, depletion and amortization, corporate general and administrative expense, exploration, interest, and pre-feasibility costs and accruals for mine reclamation. Cash costs are calculated and presented using the “Gold Institute Production Cost Standard” applied consistently for all periods presented.

        Total cash costs per ounce is a non-GAAP measurement and investors are cautioned not to place undue reliance on it and are urged to read all GAAP accounting disclosures presented in the consolidated financial statements and accompanying footnotes. In addition, see the reconciliation of “cash costs” to production costs under “Costs and Expenses” set forth below:

The following tables present a reconciliation between cash costs per ounce and GAAP production costs reported in the Statement of Operations:

Three Months Ended September 30, 2005
	Rochester	Galena	Cerro Bayo	Martha	Endeavor	Broken Hill	Total
Production of Silver (ounces)	1,708,950	459,805	742,825	569,873	220,613	83,010	3,785,076
Cash Costs per ounce	$3.64	$8.39	$0.37	$4.24	$1.95	$2.69	$3.54

Total Cash Costs (thousands)	$6,217	$3,859	$273	$2,415	$430	$223	$13,417
Add/(Subtract):
Third Party Smelting Costs	(281)	(745)	(1,126)	(336)	(234)	(70)	(2,792)
By-Product Credit	9,476	596	7,350	320	--	--	17,742
Deferred Stripping and other
adjustments	(54)	--	10	174	--	--	130
Change in Inventory	(3,326)	3	2,005	410	2	--	(906)

Production Costs	$12,032	$3,713	$8,512	$2,983	$198	$153	$27,591

Three Months Ended September 30, 2004
	Rochester	Galena	Cerro Bayo	Martha	Endeavor	Broken Hill	Total
Production of Silver (ounces)	1,324,127	785,296	606,069	317,720	--	--	3,033,212
Cash Costs per ounce	$4.23	$6.16	$1.63	$5.38	--	--	$4.33

Total Cash Costs (thousands)	$5,602	$4,840	$988	$1,711	--	--	$13,141
Add/(Subtract):
Third Party Smelting Costs	(234)	(1,238)	(974)	(169)	--	--	(2,615)
By-Product Credit	7,007	846	5,809	162	--	--	13,824
Deferred Stripping and other
adjustments	(100)	--	48	(40)	--	--	(92)
Change in Inventory	(4,439)	(584)	(451)	230	--	--	(5,244)

Production Costs	$7,836	$3,864	$5,420	$1,894			$19,014

Nine Months Ended September 30, 2005
	Rochester	Galena	Cerro Bayo	Martha	Endeavor	Broken Hill	Total
Production of Silver (ounces)	4,053,531	1,729,801	2,093,964	1,555,054	279,078	83,010	9,794,438
Cash Costs per ounce	$5.56	$7.60	$0.33	$4.52	$1.94	$2.69	$4.51

Total Cash Costs (thousands)	$22,536	$13,149	$691	$7,030	$541	$223	$44,170
Add/(Subtract):
Third Party Smelting Costs	(687)	(2,877)	(3,152)	(903)	(292)	(70)	(7,981)
By-Product Credit	21,637	2,224	20,150	834	--	--	44,845
Deferred Stripping and other
adjustments	(256)	--	--	--	--	--	(256)
Change in Inventory	(14,499)	(321)	5,271	376	(36)	--	(9,209)

Production Costs	$28,731	$12,175	$22,960	$7,337	$213	$153	$71,569

Nine Months Ended September 30, 2004
	Rochester	Galena	Cerro Bayo	Martha	Endeavor	Broken Hill	Total
Production of Silver (ounces)	3,951,428	2,647,240	1,978,764	1,216,117	--	--	9,793,549
Cash Costs per ounce	$4.78	$5.30	$2.14	$3.79	--	--	$4.30

Total Cash Costs (thousands)	$18,900	$14,039	$4,566	$4,605	--	--	$42,110
Add/(Subtract):
Third Party Smelting Costs	(655)	(3,919)	(3,432)	(655)	--	--	(8,661)
By-Product Credit	17,969	2,559	14,319	658	--	--	35,505
Deferred Stripping and other
adjustments	(302)	--	38	(94)	--	--	(358)
Change in Inventory	(12,239)	315	(3,971)	(373)	--	--	(16,268)

Production Costs	$23,673	$12,994	$11,520	$4,141			$52,328

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2005	December 31, 2004
ASSETS	(In Thousands)
CURRENT ASSETS
Cash and cash equivalents	$216,062	$273,079
Short-term investments	41,418	48,993
Receivables	23,575	10,634
Ore on leach pad	13,902	15,046
Metal and other inventory	17,681	17,639
Deferred tax assets	1,330	2,592
Prepaid expenses and other	4,476	3,727

	318,444	371,710
PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	98,260	85,070
Less accumulated depreciation	(57,537)	(54,154)

	40,723	30,916
MINING PROPERTIES
Operational mining properties	125,404	121,344
Less accumulated depletion	(107,101)	(100,079)

	18,303	21,265
Mineral interests	71,722	20,125
Non-producing and development properties	45,499	26,071

	135,524	67,461
OTHER ASSETS
Non-current ore on leach pad	39,870	28,740
Restricted cash and cash equivalents	17,116	10,847
Debt issuance costs, net	5,530	5,757
Deferred tax assets	3,128	1,811
Other	9,110	8,535

	74,754	55,690

TOTAL ASSETS	$569,445	$525,777

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2005	December 31, 2004
LIABILITIES AND SHAREHOLDERS’ EQUITY	(In Thousands)
CURRENT LIABILITIES
Accounts payable	$11,740	$8,389
Accrued liabilities and other	7,777	5,306
Accrued interest payable	469	1,035
Accrued salaries and wages	6,020	6,379
Current portion of remediation costs	460	1,041

	26,466	22,150
LONG-TERM LIABILITIES
1 1/4% Convertible Senior Notes due January 2024	180,000	180,000
Reclamation and mine closure	24,848	23,670
Other long-term liabilities	7,744	6,503

	212,592	210,173
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common Stock, par value $1.00 per share-authorized 500,000,000 shares, issued 250,883,651 and 241,028,303 shares in 2005 and
2004 (1,059,211 shares held in treasury)	250,884	241,028
Additional paid-in capital	656,650	629,809
Accumulated deficit	(561,927)	(561,908)
Shares held in treasury	(13,190)	(13,190)
Accumulated other comprehensive loss	(2,030)	(2,285)

	330,387	293,454

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$569,445	$525,777

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,453	$(18,080)	$(18)	$(25,147)
Add (deduct) non-cash items:
Depreciation and depletion	4,838	4,862	14,372	14,481
Deferred taxes	(175)	--	(55)	--
Unrealized (gain) loss on embedded derivative	(646)	(1,395)	(725)	362
Amortization of restricted stock compensation	313	321	887	994
Amortization of debt issuance costs	76	76	227	332
Amortization of premium and/or discounts	115	370	702	1,197
Other charges	155	(76)	423	38
Changes in Operating Assets and Liabilities:
Receivables	(774)	3,277	(12,907)	1,211
Prepaid expenses and other	(371)	(74)	(1,093)	(388)
Inventories	(1,063)	(7,406)	(10,028)	(16,954)
Accounts payable and accrued liabilities	(2,054)	11,175	440	9,812

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,867	(6,950)	(7,775)	(14,062)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(58,320)	(2,732)	(85,154)	(5,858)
Purchases of short-term investments	(11,502)	(1,107)	(34,419)	(59,950)
Proceeds from sales of short-term investments	13,019	10,521	35,207	23,232
Other	(19)	41	95	278

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(56,822)	6,723	(84,271)	(42,298)
CASH FLOWS FROM FINANCING ACTIVITIES:
Retirement of long-term debt	(147)	--	(208)	(9,561)
Retirement of building loan	--	--	--	(1,200)
Proceeds from issuance of subordinated notes	--	--	--	180,000
Debt issuance costs	--	--	--	(6,089)
Proceeds from issuance of common stock (net)	35,949	--	35,397	--
Bank Borrowings on working capital facility	--	--	--	6,056
Payments to Bank on working capital facility	--	--	--	(8,423)
Common stock repurchased	--	--	--	(793)
Other	(65)	1,424	(160)	9

CASH PROVIDED BY FINANCING ACTIVITIES:	35,737	1,424	35,029	159,999

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(17,218)	1,197	(57,017)	103,639
Cash and cash equivalents at beginning of period	233,280	164,859	273,079	62,417

Cash and cash equivalents at end of period	$216,062	$166,056	$216,062	$166,056